Exhibit 99.1

FOR IMMEDIATE RELEASE                                         FEBRUARY 13, 2004



                 Castelle Reports Multi-Year Highs in Sales and
                Net Income for Fourth Quarter and Full Year 2003

            New FaxPress Premier(TM) Network Fax Servers Expected to
                       Contribute to Sales Growth in 2004

o    Fourth quarter sales reach $2.64 million, highest since Q4 2000
o Company records a non-cash tax benefit of $526,000, or $0.12 per diluted share in fourth quarter
o Excluding non-cash tax benefit, pro forma net income for fourth quarter increases approximately 17% from the year-ago quarter to $395,000, or $0.09 per diluted share
o 2003 full year sales increase nearly 5% from 2002 to $10.21 million, highest since 2000
o Excluding non-cash tax benefit, pro forma net income for full year rises approximately 68% from prior year to $1.11 million, or $0.26 per diluted share
o Balance sheet continues to strengthen with cash at $4.61 million, up from $3.46 million at end of 2002; Company remains virtually free of long term debt

MORGAN HILL, CA -- February 13, 2004 - Castelle (Nasdaq: CSTL), a leading provider of fax solutions for Fortune 1000 companies and small to medium-sized businesses, today announced financial results for the fourth quarter and full year ended December 31, 2003. The Company reported that sales and net income, on both a quarterly and annual basis, rose to levels not seen since 2000 and 1996, respectively.

For the fourth quarter of 2003 sales totaled $2.64 million, up approximately 2% from $2.59 million in the fourth quarter of 2002. This represents Castelle's highest quarterly sales since $3.24 million reported in the fourth quarter of 2000. On a sequential basis, fourth quarter 2003 sales were up 2.7% from $2.57 million in the third quarter. For the full year 2003, sales reached $10.21 million, up 4.6% from $9.76 million in 2002.

Net income for the fourth quarter of 2003 was $921,000, or $0.21 per diluted share, as determined in accordance with Generally Accepted Accounting Principles
(GAAP), representing an increase of approximately 173% from net income of $337,000, or $0.08 per diluted share in the same period of 2002. Fourth quarter net income included a non-cash tax benefit of $526,000, or $0.12 per diluted share. Excluding this non-cash benefit, pro forma net income for the fourth quarter of 2003 was $395,000, or $0.09 per diluted share. Net income for 2003 was $1.63 million, or $0.39 per diluted share on a GAAP basis, representing an increase of 148% over net income of $659,000, or $0.14 per diluted share in 2002. Excluding the non-cash tax benefit, pro forma net income for 2003 was $1.11 million, or $0.26 per diluted share, representing an increase of 68% over the net income of $659,000, or $0.14 per diluted share, in 2002.

Scott McDonald, President and CEO of Castelle, said, "The past year was a period of transition for Castelle, marked by significant financial improvements as well as reinvestments in engineering and the subsequent introduction of FaxPress Premier network fax servers. Our fourth quarter and full year results for 2003 are a reflection of how the Company has managed the change while continuing to grow. Operational success can be seen in our net income and EPS, which have risen significantly faster than sales due to cost containment and an emphasis on profit margin."

As of December 31, 2003, cash and cash equivalents increased to $4.61 million, up from $3.46 million at the end of 2002. Cash and cash equivalents at the end of 2003 totaled $1.35 per outstanding share. Castelle remains virtually free of long-term debt at the end of 2003.

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FaxPress Premier Expected to Contribute to Growth in 2004

Castelle expects the recently introduced FaxPress Premier network fax servers for the enterprise market to contribute to sales growth in 2004. The Company bases this expectation on the initial market acceptance of FaxPress Premier following product launches in the U.S. and Europe in the third and fourth quarters of 2003. FaxPress Premier is Castelle's most significant product introduction in recent years, taking the Company's fax solution to an entirely new level by addressing the needs of customers looking for enterprise-level capabilities. Its patent-pending technology builds on Castelle's existing FaxPress hardware and software features, offering advanced network capabilities such as integrated file storage, embedded email gateways and a secure web interface. FaxPress Premier doubles the number of fax channels available in Castelle's analog fax server line, and adds T-1 and ISDN support for customers in a digital environment. To learn more about FaxPress Premier, visit Castelle's web site at www.castelle.com/products/premier.

Mr. McDonald said, "The initial response to FaxPress Premier, from new as well as existing customers, is evidence that our new enterprise-level fax server may become a catalyst for Castelle sales growth. At the same time, we anticipate our existing core products to maintain sufficient sales volume, which together with FaxPress Premier would lead to continued financial and operational success in 2004 and beyond."

Use of Pro Forma Operating Results

Since the non-cash tax benefit recorded by the Company in the fourth quarter, which is not considered indicative of Castelle's core operating results, Castellle will begin using certain non-GAAP measures to help clarify the overall understanding of Castelle's current operational performance, its prospects for the future and to provide a more consistent basis for comparison between quarters.

Accordingly, pro forma net income and per diluted share for the fourth quarter and 2003 excluded the favorable impact of a $526,000, or $0.12 per diluted share, non-cash tax benefit resulting from the Company's release of a portion of its tax valuation allowance. Prior to the fourth quarter of 2003, Castelle had not reported significant income tax expenses because it had utilized available Net Operating Loss (NOL) and tax credit carryforwards in the determination of its GAAP operating results. For financial reporting purposes, these NOLs were fully reserved by a valuation allowance due to uncertainty surrounding the likelihood of their realization. Due to the Company's continued profitability over the past ten quarters and a determination that it is likely that certain future tax benefits will be realized as required by GAAP, a portion of the deferred tax assets were recognized in the fourth quarter of 2003. While the Company expects to provide for income taxes at an effective tax rate of 40% commencing in the first quarter of 2004, as of December 31, 2003, the Company had $12.9 million of NOLs available to offset future taxable income. Accordingly, the Company does not expect to utilize significant amounts of cash for income tax payments until these NOLs have been utilized.

The reconciliation of the GAAP statement of operations amounts to the respective pro forma figures, for the three and twelve months ended December 31, 2003, is set forth at the end of this press release.


About Castelle


Castelle, a market leader in fax solutions for small to medium-sized workgroups, develops office automation systems that allow organizations to easily implement faxing and printing over local area networks and the Internet. Castelle's network fax servers, FaxPress and FaxPress Premier, provide a simple way to integrate fax with email, desktop and back-end applications. The Company also manufactures LANpress print servers, which enable users to locate printers anywhere on the network. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, online retailers, and the Castelle Online Store. Visit Castelle online at www.castelle.com.
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If you would like to be added to Castelle's investor email list, please contact
Karin Smith at ksmith@castelle.com.

FaxPress Premier(TM) and FaxPress(TM) are trademarks; and LANPress(R) is a registered trademark of Castelle.


Forward-Looking Statements

This press release contains forward-looking statements including references to demand for Castelle products, sales growth and our ability to control costs, increase productivity and remain profitable. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, introduction of new products by our competitors, the timely development, acceptance and pricing of new products, the effectiveness of our cost control and productivity improvement procedures and general economic conditions as they affect the Company's customers. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. The Company assumes no obligation to update the forward-looking information.


For more information:


Scott McDonald
President & Chief Executive Officer
Tel. (408) 852-8000
Fax (408) 852-8100

Karin Smith
Senior Marketing Manager
Tel. (408) 852-8034
Fax (408) 852-8134


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                                    CASTELLE
                 Condensed Consolidated Statements of Operations
              (in thousands, except percentages and per share data)


                                               Three months ended             Twelve months ended
                                           12/31/2003      12/31/2002      12/31/2003    12/31/2002
                                         -------------------------------  ----------------------------

Net sales                                        $ 2,637        $ 2,587         $10,214       $ 9,759
Cost of sales                                        660            655           2,485         2,836
     Gross profit                                  1,977          1,932           7,729         6,923

Operating expenses:
   Research and development                          379            309           1,590         1,383
   Sales and marketing                               790            674           3,131         3,016
   General and administrative                        439            614           1,902         1,943
    estructuring charges                              -                              -
   R                                                                  -                          (40)
                                         -------------------------------  ----------------------------
     Total operating expenses                      1,608          1,597           6,623         6,302

     Income from operations                          369            335           1,106           621

Other income/(expense), net                            9              8            (10)            44
                                         -------------------------------  ----------------------------
     Income before income taxes                      378            343           1,096           665

Provision (benefit) for income taxes               (543)              6           (537)             6
                                         -------------------------------  ----------------------------
     Net income                                  $   921         $  337         $ 1,633        $  659
                                         ===============================  ============================


Net income per common share:
     Basic                                       $  0.27         $ 0.09         $  0.50        $ 0.15
                                         ===============================  ============================
     Diluted                                     $  0.21         $ 0.08         $  0.39       $  0.14
                                         ===============================  ============================

Shares used in per share calculation:
     Basic                                         3,370          3,913           3,254         4,539
                                         ===============================  ============================
     Diluted                                       4,307          4,010           4,186         4,586
                                         ===============================  ============================

As a percentage of net sales:
Net sales                                         100.0%         100.0%          100.0%        100.0%
Cost of sales                                      25.0%          25.3%           24.3%         29.1%
                                         -------------------------------  ----------------------------
     Gross profit                                  75.0%          74.7%           75.7%         70.9%

Operating expenses:
   Research and development                        14.4%          11.9%           15.6%         14.2%
   Sales and marketing                             30.0%          26.1%           30.7%         30.9%
   General and administrative                      16.6%          23.8%           18.6%         19.9%
   Restructuring charges                              -              -               -          (0.5%)
                                         -------------------------------  ----------------------------
     Total operating expenses                      61.0%          61.8%           64.9%         64.5%

     Income from operations                        14.0%          12.9%           10.8%          6.4%

Other income/(expense), net                         0.3%           0.3%          (0.1%)          0.4%
                                         -------------------------------  ----------------------------
     Income before income taxes                    14.3%          13.2%           10.7%          6.8%


Provision (benefit) for income taxes              (20.6%)          0.2%           (5.3%)           -
                                         -------------------------------  ----------------------------
     Net income                                    34.9%          13.0%           16.0%          6.8%
                                         ===============================  ============================
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                                    CASTELLE
            Pro Forma Condensed Consolidated Statements of Operations
            Excluding Deferred tax asset valuation allowance reversal
                      (in thousands, except per share data)


                                                  Three months ended                  Twelve months ended
                                              12/31/2003        12/31/2002       12/31/2003        12/31/2002
                                          ------------------------------------------------------------------------

Net sales                                            $ 2,637          $ 2,587           $10,214           $ 9,759
Cost of sales                                            660              655             2,485             2,836
 Gross profit                                          1,977            1,932             7,729             6,923

Operating expenses:
 Research and development                                379              309             1,590             1,383
 Sales and marketing                                     790              674             3,131             3,016
 General and administrative                              439              614             1,902             1,943
 Restructuring recovery                                    -                -                 -              (40)
   Total operating expenses                            1,608            1,597             6,623             6,302

   Income from operations                                369              335             1,106               621

Other income/(expenses), net                               9                8              (10)                44
                                          ------------------------------------------------------------------------
Income before income taxes                               378              343             1,096               665

Provision (benefit) for income taxes                     (17)               6               (11)                6
                                          ------------------------------------------------------------------------
   Net income                                          $ 395            $ 337           $ 1,107             $ 659
                                          ========================================================================


Net income per common share:
   Basic                                              $ 0.12           $ 0.09            $ 0.34            $ 0.15
                                          ========================================================================
   Diluted                                            $ 0.09           $ 0.08            $ 0.26            $ 0.14
                                          ========================================================================

Shares used in per share calculation:
   Basic                                               3,370            3,913             3,254             4,539
                                          ========================================================================
   Diluted                                             4,307            4,010             4,186             4,586
                                          ========================================================================
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                                    CASTELLE
                        GAAP To Pro Forma Reconciliation
                      (in thousands, except per share data)

                                                    Three months ended                      Twelve months ended
                                                     December 31, 2003                       December 31, 2002
                                          --------------------------------------------------------------------------------
                                                  GAAP     Excluded     Pro forma         GAAP     Excluded     Pro forma
                                                  ----     --------     ---------         ----     --------     ---------

Net sales                                      $ 2,637           -         $2,637     $ 10,214          -        $ 10,214
Cost of sales                                      660           -            660        2,485          -           2,485
 Gross profit                                    1,977           -          1,977        7,729          -           7,729

Operating expenses:
 Research and development                          379           -            379        1,590          -           1,590
 Sales and marketing                               790           -            790        3,131          -           3,131
 General and administrative                        439           -            439        1,902          -           1,902
  Total operating expenses                       1,608           -          1,608        6,623          -           6,623

  Operating income                                 369           -            369        1,106          -           1,106

Other income/(expenses), net                         9           -              9          (10)         -             (10)
                                          --------------------------------------------------------------------------------
Income before income taxes                         378           -            378        1,096          -           1,096

Provision (benefit) for income taxes              (543)        526            (17)        (537)        526            (11)
                                          --------------------------------------------------------------------------------
  Net income                                     $ 921       ($526)         $ 395      $ 1,633       ($526)       $ 1,107
                                          ================================================================================


Net income per common share:
  Basic                                         $ 0.27      ($0.15)        $ 0.12       $ 0.50      ($0.16)        $ 0.34
                                          ================================================================================
  Diluted                                       $ 0.21      ($0.12)        $ 0.09       $ 0.39      ($0.13)        $ 0.26
                                          ================================================================================

Shares used in per share calculation:
  Basic                                          3,370        3,370         3,370        3,254        3,254         3,254
                                          ================================================================================
  Diluted                                        4,307        4,307         4,304        4,186        4,186         4,186
                                          ================================================================================
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                                    CASTELLE
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                              December 31, 2003                December 31, 2002
                                                           -------------------------        ------------------------
Assets
   Current assets:
     Cash and cash equivalents                                              $ 4,614                         $ 3,460
     Accounts receivable, net                                                   873                             444
     Inventories                                                              1,177                           1,110
     Prepaid and other assets                                                   134                              88
     Deferred taxes                                                             380                               -
                                                           -------------------------        ------------------------
         Total current assets                                                 7,178                           5,102

   Property, plant & equipment, net                                             376                             425
   Other assets, net                                                            103                             108
   Deferred taxes                                                               146                               -
                                                           -------------------------        ------------------------

         Total assets                                                       $ 7,803                         $ 5,635
                                                           =========================        ========================


Liabilities & shareholders'  equity

   Current liabilities:
     Long-term debt, current portion                                         $   16                         $    21
     Accounts payable                                                           314                             359
     Accrued liabilities                                                      2,668                           2,288
                                                           -------------------------        ------------------------
         Total current liabilities                                            2,998                           2,668

     Long-term debt, net of current portion                                      29                              44
                                                           -------------------------        ------------------------
         Total liabilities                                                    3,027                           2,712

   Shareholders' equity                                                       4,776                           2,923
                                                           -------------------------        ------------------------

         Total liabilities & shareholders' equity                            $7,803                         $ 5,635
                                                           =========================        ========================
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